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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-62422

U.S.$5,000,000,000

Credit Suisse First Boston (USA), Inc.

Eleven Madison Avenue
New York, New York 10010
(212) 325-2000

Medium-Term Notes

Due Nine Months or More from Date of Issue

    We may offer from time to time up to $5,000,000,000 of our medium-term notes. Each note will mature on a date nine months or more from its date of original issuance.

    The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

    The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

    The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

    Investing in the notes may involve risk. See "Foreign Currency Risks" on page S-21.

	Price to Public	Agent's Commissions or Discounts(1)	Proceeds to Company
Per Note	100%	.125%-.750%	99.875%-99.250%
Total(2)	$5,000,000,000	$6,250,000-$37,500,000	$4,993,750,000-$4,962,500,000
(1)
Commissions with respect to notes with a stated maturity more than thirty years from date of issue will be negotiated at the time of sale.

(2)
Or the equivalent in other currencies or currency units.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus supplement is June 29, 2001.

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DESCRIPTION OF NOTES

General

    The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse First Boston (USA), Inc. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities or the senior debt securities) supplements the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

    We will issue the notes under an indenture dated as of June 1, 2001 between us and The Chase Manhattan Bank, as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

    We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of notes in an aggregate initial public offering price of up to U.S.$5,000,000,000 or its equivalent in other currencies, currency units or composite currencies (or, if any notes are issued at original issue discount, we will use the initial offering price of those notes in calculating the aggregate principal amount of notes offered by this prospectus supplement). The aggregate principal amount of notes we may offer with this prospectus supplement will be reduced as a result of the sale by us of other securities from time to time as described in the accompanying prospectus. We refer you to "Plan of Distribution" in this prospectus supplement and in the accompanying prospectus.

    The pricing supplement relating to a note will describe the following terms:

  •
  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency note and the specified currency);

  •
  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as defined below));

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  the issue price;

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  the issue date;

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  the maturity date;

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  if the note is a fixed rate note, the interest rate, if any, interest payment dates, if any, and whether we can extend the maturity of the note;

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  if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest payment dates, the index maturity, the spread and/or spread multiplier, if any (each as defined below), and any other terms relating to the particular method of calculating the interest rate for that note;

  •
  if the note is an indexed note (as defined below), the terms relating to the particular note;

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  if the note is a dual currency note (as defined below), the terms relating to the particular note;

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  •
  if the note is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular note;

  •
  whether the note is an original issue discount note;

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  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "—Redemption at Our Option" and "—Repayment at the Noteholders' Option; Repurchase" below and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

  •
  any relevant tax consequences associated with the terms of the notes which have not been described under "Certain United States Federal Income Tax Considerations" below; and

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  any other terms not inconsistent with the provisions of the indenture.

    Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Notes", each note will mature on a day, nine months or more from the date of issue, as specified in the applicable pricing supplement, selected by the initial purchaser and agreed to by us. In the event that the maturity date of any note or any date fixed for redemption or repayment of any note is not a business day (as defined below), principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. We will not pay any additional interest as a result of the delay in payment. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

    We are offering the notes on a continuing basis, in denominations of $1,000 and any integral multiples of $1,000 unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Notes".

    The interest rates we will offer to pay with respect to the notes may differ depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Interest and Interest Rates

    Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

  •
  a fixed rate specified in the applicable pricing supplement; or

  •
  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier (each as defined below). Any floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

    In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    Each note will bear interest from its date of issue or from the most recent date to which interest on that note has been paid or duly provided for, at the fixed or floating rate specified in the note, until

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the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes and except for notes originally issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise indicated in the applicable pricing supplement, interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable note) to but excluding the related interest payment date or the maturity date, as the case may be.

    Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if we fail to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the note is registered at the close of business on the record date we will establish for the payment of defaulted interest; and

  •
  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

    The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date. We may change the interest rates and interest rate formulae from time to time, but such change will not affect any note previously issued or which we have agreed to issue but has not yet delivered.

  Fixed Rate Notes

    Each fixed rate note will bear interest at the annual rate specified in the applicable pricing supplement. The interest payment dates for fixed rate notes will be specified in the applicable pricing supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. We will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

    Unless otherwise specified in an applicable pricing supplement, floating rate notes will be issued as described below. Each applicable pricing supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

  •
  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note;

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  the interest rate basis or bases;

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  initial interest rate;

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  interest reset dates;

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  interest reset period;

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  interest payment dates;

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  •
  index maturity;

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  maximum interest rate and minimum interest rate, if any;

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  the spread and/or spread multiplier, if any; and

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  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

    Unless otherwise specified in the applicable pricing supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

    The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is designated as a "floating rate/fixed rate note" or an "inverse floating rate note", the floating rate note will be designated a "regular floating rate note" and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

     Unless otherwise specified in the applicable pricing supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

  •
  If a floating rate note is designated as a "floating rate/fixed rate note", then, except as described below or in an applicable pricing supplement, the note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

     Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

    •
    the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

    •
    the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable pricing supplement) to the maturity date will be the fixed interest rate specified in the applicable pricing supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

  •
  If a floating rate note is designated as an "inverse floating rate note", then, except as described below or in an applicable pricing supplement, the note will bear interest equal to the fixed interest rate specified in the related pricing supplement:

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  minus the rate determined by reference to the interest rate basis or bases;

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

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     Unless otherwise specified in the applicable pricing supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

    Notwithstanding the foregoing, if a floating rate note is designated as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement. We refer you to "—Other Provisions; Addenda" below.

    Unless otherwise provided in the applicable pricing supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

  •
  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

  •
  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

    Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

  •
  the CD rate;

  •
  the Commercial Paper rate;

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  the Federal Funds rate;

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  LIBOR;

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  the Prime rate;

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  the Treasury rate; or

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  any other interest rate basis or interest rate formula described in the applicable pricing supplement.

    The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated. We may change the spread, spread multiplier, index maturity and other variable terms of the floating rate notes from time to time, but such change will not affect any floating rate note previously issued or as to which an offer has been accepted by us.

    Each applicable pricing supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable pricing supplement, the interest reset date will be, in the case of floating rate notes which reset:

  •
  daily, each business day;

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  •
  weekly, a business day that occurs in each week as specified in the applicable pricing supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

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  monthly, a business day that occurs in each month as specified in the applicable pricing supplement;

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  quarterly, a business day that occurs in each third month as specified in the applicable pricing supplement;

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  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable pricing supplement; and

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  annually, a business day that occurs in one month of each year as specified in the applicable pricing supplement.

    If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

    "Business day" means, unless otherwise specified in the applicable pricing supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable notes and:

  •
  with respect to LIBOR notes, "business day" will also require a London business day;

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  with respect to notes denominated in euro, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

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  with respect to notes denominated in a specified currency other than U.S. dollars or euro, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

    "London business day" means, with respect to LIBOR notes denominated in any currency specified in the applicable pricing supplement, any day on which dealings in that currency are transacted in the London interbank market.

    Except as provided below or in an applicable pricing supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

  •
  daily, weekly or monthly, on a business day that occurs in each month, as specified in the applicable pricing supplement;

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  quarterly, on a business day that occurs in each third month, as specified in the applicable pricing supplement;

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  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable pricing supplement; and

  •
  annually, on a business day that occurs in one month of each year, as specified in the applicable pricing supplement.

    If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment, except that if a note is a

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LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

    All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 5.876545% (or .05876545) would be rounded to 5.87655% (or .0587655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

    With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated as described in the immediately preceding paragraph. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of notes for which the interest rate basis is the Treasury rate. The accrued interest factor for notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable pricing supplement.

    The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the "interest determination date". Unless otherwise specified in the applicable pricing supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate and the Prime rate will be the second business day preceding each interest reset date for the related note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable pricing supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable pricing supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable pricing supplement.

    Unless otherwise provided for in the applicable pricing supplement, The Chase Manhattan Bank will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify us, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The trustee will, upon the request of the holder of any

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floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such note. Unless otherwise specified in the applicable pricing supplement, the "calculation date", where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

    Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

    CD Rate Notes.  CD rate notes will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "CDs (Secondary Market)", or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published by the Federal Reserve Bank of New York in its daily update of H.15(519) available through the world-wide web site of the Board of Governors of the Federal Reserve System at "http:/www.bog.frb.fed.us/releases/H15/update" or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

    Commercial Paper Rate Notes.  Commercial Paper rate notes will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable pricing supplement, as published in H.15(519), under the heading "Commercial Paper—Non-Financial". In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper" (with an index maturity of one month or three months being deemed to

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be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

    "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

D×360
Money Market Yield =		× 100
360 - (D×M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

    Federal Funds Rate Notes.  Federal Funds rate notes will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (effective)" or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)". If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the calculation agent; provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

    LIBOR Notes.  LIBOR notes will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

  •
  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable pricing supplement commencing on the

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    second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable pricing supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major banks in such principal financial center selected by the calculation agent; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

    "Index currency" means the currency (including currency units and composite currencies) specified in the applicable pricing supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means the display on Page 3750 (or any other page specified in the applicable pricing supplement) of the Dow Jones Telerate Service for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

    Prime Rate Notes.  Prime rate notes will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan". If that rate is not yet published by 9:00 a.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the

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arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    Treasury Rate Notes.  Treasury rate notes will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable pricing supplement.

    Unless otherwise specified in the applicable pricing supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate applicable to the most recent auction of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable pricing supplement, as published in H.15(519) under the heading "Treasury Bills—auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the auction average rate on such interest determination date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the index maturity designated in the applicable pricing supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date or if no such auction is held in a particular week, then the Treasury rate will be the rate as published in H.15(519) under the heading "Treasury Bills—secondary market," or any successor publication or heading. In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary United States government securities dealers (which may include Credit Suisse First Boston Corporation, which we refer to as CSFB Corp. or the Agent) selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable pricing supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Indexed Notes

    Notes also may be issued with the principal amount payable at maturity or interest to be paid on the notes, or both, to be determined with reference to the price or prices of specified commodities or stocks, the exchange rate of a specified currency relative to one or more other currencies, currency units or composite currencies specified in a pricing supplement, or such other price or exchange rate as may be specified in such note, as set forth in a pricing supplement relating to those indexed notes. In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is

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greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable pricing supplement.

    An investment in indexed notes may be much riskier than a similar investment in a conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index may be increased. We refer you to "Foreign Currency Risks".

Dual Currency Notes

    Dual currency notes are notes as to which we have a one time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such notes specified in the applicable pricing supplement), in the optional payment currency specified in the applicable pricing supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable pricing supplement.

    If we elect on any option election date specified in the applicable pricing supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks".

Renewable Notes

    We may also issue from time to time variable rate renewable notes which will mature on an interest payment date specified in the applicable pricing supplement unless the maturity of all or a portion of the principal amount of the notes is extended in accordance with the procedures set forth in the applicable pricing supplement.

Short-Term Notes

    We may offer from time to time notes with maturities from nine months to one year. Unless otherwise indicated in the applicable pricing supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable pricing supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term Notes that are Treasury rate Notes

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will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

    The pricing supplement will indicate whether we have the option to extend the maturity of a note (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the pricing supplement. If we have that option with respect to any note (other than an amortizing note), we will describe the procedures in the applicable pricing supplement.

Amortizing Notes

    Amortizing notes are notes for which payments combining principal and interest are made in installments over the life of the note. Payments with respect to amortizing notes will be applied first to interest due and payable on the notes and then to the reduction of the unpaid principal amount of the notes. We will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable pricing supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable pricing supplement and set forth on the notes.

Original Issue Discount Notes

    We may offer notes from time to time at an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount of the note (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original discount note and par is referred to herein as the "discount". In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

    Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

    Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and notes other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations".

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Redemption at Our Option

    Unless otherwise provided in the applicable pricing supplement, we cannot redeem the notes prior to maturity. We may redeem the notes at our option prior to the maturity date only if an "initial redemption date" is specified in the applicable pricing supplement. If so specified, we can redeem the notes at our option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such pricing supplement (provided that any remaining principal amount of notes will be at least $1,000 or other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a note, we mean an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction specified in the pricing supplement, if applicable) multiplied by the unpaid principal amount of the note to be redeemed. The initial redemption percentage, if any, applicable to a note will decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes".

    Foreign currency notes may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Notes—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

Repayment at the Noteholders' Option; Repurchase

    Holders may require us to repay notes prior to maturity only if one or more "optional repayment dates" are specified in the applicable pricing supplement. If so specified, we will repay notes at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $1,000 or other minimum denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof will be at least $1,000 or that other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants us to repay a note prior to maturity must deliver the note, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that we specify in the pricing supplement or notify holders of from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes". Notwithstanding the foregoing, we will comply with Section 14(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to repurchase notes.

    Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of book-entry notes represented by global notes repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global note and duly completed election form to the trustee as aforesaid. In order to ensure that the global note and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global notes relating

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to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global note or notes representing the related book-entry notes, on the depositary's records, to the trustee. We refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

    Foreign currency notes may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Notes—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

    We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Other Provisions; Addenda

    Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Book-Entry, Delivery and Form

    We will issue the notes in the form of one or more fully registered global certificates, or global notes, which we will deposit with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System", book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

    If an issue of notes is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the relevant note, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, the participants will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

    For a further description of DTC's procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

Governing Law

    The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

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SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

    Unless otherwise specified in the applicable pricing supplement, the following additional provisions will apply to foreign currency notes.

Payment Currency

    Unless otherwise indicated in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable pricing supplement, the exchange rate agent we appoint and identify in the applicable pricing supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency note to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency note. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency note. You must pay all costs of currency exchange.

    Unless otherwise specified on the applicable pricing supplement or unless the holder of a foreign currency note elects to receive payments in the specified currency, payments made by us of principal of, premium, if any, and interest, if any, on a foreign currency note will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

    Unless otherwise specified in the applicable pricing supplement, a holder of a foreign currency note may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a note, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

    Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable pricing supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency notes to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

    Except as set forth below with respect to notes denominated or payable in currencies of countries participating in Stage III of European Economic Monetary Union, if a specified currency (other than the U.S. dollar) in which a note is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, in each such case, as determined in good faith by us, then with respect to each date for the payment of principal of and interest, if any, on a note denominated or payable in such specified

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currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by us, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at our election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by us). The substitute currency amount to be paid by us to the trustee and by the trustee or any paying agent to the holder of a note with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the notes.

    The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

    The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

    "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

    "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

    "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount

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and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

    All determinations referred to above made by us or our agents will be at our or its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

    Specific information about the currency, currency unit or composite currency in which a particular foreign currency note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable pricing supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

  Notes Denominated in the Currencies of EU Member Countries

    The foreign currencies in which debt securities may be denominated or payments due in respect of the offered securities may be calculated could be issued by countries participating in Stage III of European Economic and Monetary Union.

    Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Greece became a participating member state on January 1, 2001. Other member states of the European Union may still become participating member states.

    Stage III includes the introduction of the euro, which, along with the present national currency of each participating member state, is legal tender in the participating member states. It is currently anticipated that on and after January 1, 2002, the national currencies of participating member states will cease to exist and the sole legal tender in such states will be the euro. The European Union and the individual member states have adopted regulations providing specific rules for the introduction of the euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the euro.

    If one or more of the Danish krone, Pound sterling or Swedish krona is replaced by the euro, then all payments in respect of notes denominated in such currencies will be effected in euro in conformity with legally applicable measures taken pursuant to, or by virtue of, applicable law and such payment will not constitute an event of default under the indenture or the notes.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

    Notes denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable pricing supplement. Any other restrictions applicable to notes denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such notes, will be set forth in the related pricing supplement.

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FOREIGN CURRENCY RISKS

    This prospectus supplement and any applicable pricing supplement do not describe all of the possible risks of an investment in notes whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in those notes if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

    We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any notes.

Exchange Rates and Exchange Controls

    A note denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated notes. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the note resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

    Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency note or currency-linked indexed note for a U.S. investor will be less than the coupon rate and you may lose money at maturity or if you sell the note. In addition, you may lose all or most of your investment in a currency-linked indexed note as a result of changes in exchange rates.

    Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the notes. We cannot assure that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

    Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the notes are due because of circumstances beyond our control. If the specified foreign currency is not available, we will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Notes—Payment Currency". You should consult your own financial and legal advisors as to the risk of an investment in notes denominated in a currency other than your home currency.

    Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

    The indenture and the notes are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York

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state court or in a federal court located in New York State for payment of a foreign currency note, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold notes as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

    This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

    You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

    You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. You are a non-U.S. holder if you are not a U.S. person for U.S. federal income tax purposes.

U.S. Holder

  Payments or Accruals of Interest

    Payments or accruals of "qualified stated interest" (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

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  Purchase, Sale and Retirement of Notes

    Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

    When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

    The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

    Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to a maximum tax rate of 20%. The ability of U.S. holders to offset capital losses against ordinary income is limited.

    Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

  Original Issue Discount

    If we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be

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original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the notes will be the "original issue discount". The "issue price" of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to the Agent, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

    If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

    In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

    In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

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    You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

    In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

    If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

    Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument," the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the applicable pricing supplement.

    Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable pricing supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult

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your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the notes.

  Short-Term Notes

    The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

    First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

    Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

    Finally, the market discount rules described below will not apply to short-term notes.

    As discussed above, certain of the notes may be subject to special redemption features. These features may affect the determination of whether a note has a maturity of one year or less and thus whether the note is a short-term note. If you purchase notes with these features, you should carefully examine the applicable pricing supplement and consult your tax adviser about these features.

  Premium

    If you purchase a note at a cost greater than the note's remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of

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that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

  Market Discount

    If you purchase a note at a price that is lower than the note's remaining redemption amount (or in the case of an original issue discount note, the note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

    You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Notes Providing for Contingent Payments

    Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable pricing supplement.

Non-U.S. Holder

    Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

      (a) Payments of principal and interest on a note to you will not be subject to the 30% U.S. federal withholding tax, provided that:

    •
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

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    •
    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

      (b) You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the note unless the gain is effectively connected with the your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the note, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

Information Reporting and Backup Withholding

    The paying agent must file information returns with the Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

    Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker, provided that such broker:

  •
  derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

  •
  is not a controlled foreign corporation for U.S. federal income tax purposes; and

  •
  is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

    Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

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PROPOSED EUROPEAN UNION DIRECTIVE
ON TAXATION OF CERTAIN INTEREST PAYMENTS

    The European Union is currently considering proposals for a new directive regarding the taxation of savings income. According to the most recently available information, it is proposed that, subject to a number of important conditions being met, member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a paying agent within its jurisdiction to an individual resident in that other member state, subject to the right of certain individual member states (including Luxembourg) to opt instead for a withholding system for a transitional period in relation to such payments. The proposals are not yet final, and they may be subject to further amendment and/or clarification.

    You should consult your own tax advisors regarding the potential adoption and application of the proposed directive or any similar directive.

PLAN OF DISTRIBUTION

    Under the terms of the distribution agreement dated as of June 29, 2001, we are offering the notes on a continuing basis through the Agent, CSFB Corp., which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the Agent with respect to a particular note, we will pay the Agent a commission ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the Agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The Agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

    We also may sell notes to the Agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the Agent and specified in the applicable pricing supplement. The Agent may offer the notes it has purchased as principal to other dealers. The Agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the Agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

    We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly.

    We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through CSFB Corp. pursuant to the distribution agreement.

    We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

    Each purchaser of a note will arrange for payment as instructed by the Agent. The Agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

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    We estimate that the total expenses for the offering, excluding underwriting commissions or discounts will be approximately $1,750,000.

    The Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the Agent against liabilities under the Securities Act, or contribute to payment which the Agent may be required to make in that respect. We have also agreed to reimburse the Agent for certain expenses.

    No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that CSFB Corp. intends to make a market in the notes, as permitted by applicable laws and regulation. CSFB Corp. is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

    Any of our broker-dealer subsidiaries or affiliates, including CSFB Corp., may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSFB Corp., at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including CSFB Corp., may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

    CSFB Corp., one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

    No action has been or will be taken by us or the Agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

    Concurrently with the offering of the notes through the Agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus. Other securities so issued may reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus. We refer you to "Description of Notes".

    The Agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

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U.S. $5,000,000,000

CREDIT SUISSE FIRST BOSTON (USA), INC.

Debt Securities
Preferred Stock
Warrants

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

    We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

    Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus is June 29, 2001.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., at 450 Fifth Street, N.W., Washington, D.C. 20549, in New York, at Seven World Trade Center, New York, New York 10048, and in Chicago, at 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be incorporated by reference until we sell all of the securities described in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2001; and

  •
  our Current Reports on Form 8-K filed on February 14, 2001, March 19, 2001, June 5, 2001, June 8, 2001, June 18, 2001 and June 28, 2001.

    You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Corporate Secretary
(212) 325-2000

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

    We have filed or incorporated by reference exhibits with this registration statement that include the form of proposed underwriting agreement and proposed forms of indentures. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

    This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

    Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, including those described in this prospectus and any prospectus supplement or pricing supplement and the information incorporated by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

USE OF PROCEEDS

    Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities.

RATIOS OF EARNINGS
TO FIXED CHARGES AND EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Years Ended December 31,
						Three Months Ended March 31, 2001
	2000	1999	1998	1997	1996
Ratio of earnings to fixed charges(1)(2)	0.82	1.19	1.13	1.16	1.16	1.14
Ratio of earnings to combined fixed charges and preferred stock dividends(1)(2)	0.81	1.19	1.13	1.16	1.16	1.14

(1)
For the purpose of calculating the ratio of earnings to combined fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, (a) earnings consist of income before the provision for income taxes and fixed charges and (b) fixed charges consist of interest expenses and one-third of rental expense which is deemed representative of an interest factor.

(2)
For the year ended December 31, 2000, the dollar deficiency of the ratio of earnings to combined fixed charges was $1,522,164.

(3)
For the year ended December 31, 2000, the dollar deficiency of the ratio of earnings to combined fixed charges and preferred dividends was $1,543,319.

CREDIT SUISSE FIRST BOSTON (USA), INC.

    We are a leading integrated investment bank that serves institutional, corporate, government and individual clients. We provide our clients with a broad range of products and services. These include:

  •
  securities underwriting, sales and trading;

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  investment banking;

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  financial advisory services;

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  private equity and related merchant banking investments;

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  investment research;

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  full service brokerage services;

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  correspondent financial services;

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  online interactive brokerage services; and

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  derivative and risk management products.

    We are the product of a recent business combination. On November 3, 2000, Credit Suisse Group acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. Credit Suisse Group is a global financial services company, providing a comprehensive range of insurance, banking and investment banking products in Switzerland and abroad. Credit Suisse First Boston Corporation, or CSFB Corp., Credit Suisse Group's principal U.S. registered broker-dealer subsidiary, became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. We are now part of the Credit Suisse First Boston business unit, which we call CSFB, of Credit Suisse First Boston, a Swiss bank wholly owned by Credit Suisse Group. CSFB is a leading global investment banking firm, providing financial advisory and capital-raising services, sales and trading, and financial products for users and suppliers of capital around the world.

    Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010, and our telephone number is (212) 325-2000.

    All references to "we" or "us" in this prospectus are to Credit Suisse First Boston (USA), Inc.

DESCRIPTION OF DEBT SECURITIES

    We may issue either senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture between us and The Chase Manhattan Bank, as trustee. In the following discussion, we sometimes refer to the two indentures as the "indentures".

    This prospectus briefly outlines the provisions of the indentures. The forms of the indentures have been filed as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. The indentures are substantially identical except for the subordination provision described below.

    We are a holding company and depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the New York Stock Exchange impose net capital requirements on some of our subsidiaries which limit their ability to pay dividends and make loans and advances to us.

    In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

Issuances in Series

    The indentures do not limit the amount of debt we may issue. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. The debt securities will not be secured by any of our property or assets.

    The prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities are senior or subordinated;

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  the total principal amount of the debt securities;

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  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If we issue original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), we will describe the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities in the applicable prospectus supplement;

  •
  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

  •
  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on an index or formula or the value of another security, commodity or other asset;

  •
  the interest payment dates;

  •
  optional or mandatory redemption terms;

  •
  authorized denominations, if other than $1,000 and integral multiples of $1,000;

  •
  the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for our securities or securities of another entity and any specific terms relating to the conversion or exchange feature;

  •
  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

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  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

  •
  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for any series; and

  •
  any other terms consistent with the above.

Payment and Transfer

    We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent appointed by us. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

    Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

    Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

    We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

    DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

    Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

    So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

    We will make all payments of principal, premium and interest on the debt securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

    Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global note if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

Subordination

    When we use the term "senior indebtedness", we mean:

  •
  any money we have borrowed (other than money we owe to any of our subsidiaries);

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  any money borrowed by someone else where we have assumed or guaranteed their obligations, directly or indirectly;

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  any letters of credit and acceptances made by banks on our behalf; and

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  indebtedness that we have incurred or assumed in connection with the acquisition of any property.

    The subordinated indenture provides that we cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

    if

  •
  any senior indebtedness in an aggregate principal amount of more than $50.0 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by us; or

  •
  we have defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $50.0 million at the time the payment was due, unless and until the payment default is cured by us or waived by the holders of the senior indebtedness.

    In addition, if there is a default on any senior indebtedness other than a default by us in the payment of principal, premium or interest and that default would allow the holders of the senior indebtedness to accelerate the senior indebtedness so that it would become immediately due and payable at that time or in the future, then we may not be allowed to make any payments of principal, premium or interest on the subordinated debt securities. In order for this to happen, the holders of a majority in principal amount of all the senior indebtedness have to so notify us and the trustee.

    However, if the senior indebtedness is not accelerated within 180 days after notice was given, then we will have to pay the holders of the subordinated debt securities all of the money that they would have been paid during the 180-day payment blockage period and resume making regular payments on the subordinated debt securities. Only one payment blockage period can commence in any 360-day period, even if we or the trustee receive more than one notice. A default that existed upon the commencement of one payment blockage period cannot be the reason for starting a second payment blockage period unless we cured (or the holders of the senior indebtedness waived) the original default for a period of at least 90 days.

    If we make any payment to the trustee or the holders of the subordinated debt securities when we were not supposed to make the payment because of a payment blockage period, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness to the extent of their claims.

    If we are liquidated, the holders of the senior indebtedness will be entitled to receive payment in full for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of our assets. As a result, holders of subordinated debt securities may receive a smaller proportion of our assets in bankruptcy or liquidation than holders of senior indebtedness.

    Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities, we will be in default on our obligations under the subordinated indenture if we do not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against us, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

    The subordinated indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from us or any holder of subordinated debt securities.

Consolidation, Merger or Sale

    We have agreed not to consolidate with or merge into any other person or convey or transfer all or substantially all of our properties and assets to any person, unless:

  •
  we are the continuing person; or

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform.

    Also, if we consolidate, merge or convey or transfer all or substantially all of our properties and assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to outstanding debt securities or any debt securities issued thereafter.

    In either case, we will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if we are not the continuing person, an opinion of counsel stating that the merger and the supplemental indenture comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation. (Section 5.01)

Modification of the Indenture

    In general, our rights and obligations and the rights of the holders under the indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, the amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to Section 9.02 of either indenture.

    However, if we and the trustee agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

    In particular, if we and the trustee agree, we can amend the indenture without notifying any holders or seeking their consent to add a guarantee from a third party on our outstanding and future debt securities to be issued under the indenture.

Events of Default

    When we use the term "event of default" in the indenture, here are some examples of what we mean.

    Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs if:

  •
  we fail to pay the principal or any premium on any debt security of that series when due;

  •
  we fail to pay interest when due on any debt security of that series for 30 days;

  •
  we fail to perform any other covenant in the indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series;

  •
  a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us or CSFB Corp. (or any successor to all or substantially all of its business), and we are unable to obtain a stay or a dismissal of that proceeding within 60 days; or

  •
  we or CSFB Corp. voluntarily seek relief under bankruptcy, insolvency or similar laws or a court enters an order for relief against us or CSFB Corp. under these laws.

    The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

    The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time. (Section 7.05)

    If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement. (Section 6.02)

    If the event of default occurs because we defaulted in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because we failed to perform any other covenant in the indenture or any covenant that we agreed to for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because we become involved in bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. If the event of default occurs because we defaulted on some of our other indebtedness or because that indebtedness becomes accelerated as described above, then the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. Therefore, except in the case of a default by us on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

    The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities. (Section 6.04)

    Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 7.02) If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 6.05)

    We are not required to provide the trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

    When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our obligations with respect to the debt securities of such series; or

  •
  we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

    If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

    We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to such effect received from or published by the Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

    The Chase Manhattan Bank has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee under certain of our and our subsidiaries and affiliates' indentures in the past and may do so in the future as a part of its regular business.

Governing Law

    The laws of the State of New York will govern the indentures and the debt securities.

DESCRIPTION OF PREFERRED STOCK

    Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.10 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

    As of May 31, 2000, we had 1,000 shares of our voting common stock, all of which are held by Credit Suisse First Boston, Inc., 18,400,000 shares of our non-voting CSFBdirect common stock, 4,000,000 shares of Series A Fixed/Adjustable Rate Preferred Stock and 3,500,000 shares of Series B Fixed/Adjustable Rate Preferred Stock outstanding. In addition to the summary description of our capital stock below, you should refer to our Amended and Restated Certificate of Incorporation and Bylaws for provisions which may be important to you. We have filed our copies of Amended and Restated Certificate of Incorporation and Bylaws with the SEC.

Preferred Stock

    Our board of directors have the authority to issue the preferred stock in one or more series and to fix the terms of any series without any further vote or action by the holders of our common stock. In addition, we do not need the approval of the holders of the Series A or Series B preferred stock to issue any preferred stock that ranks equal or junior to the Series A and Series B preferred stock.

    We will describe the terms of any series of preferred stock that we issue in a prospectus supplement. These terms may include:

  •
  the number of shares, purchase price and ranking in comparison to other series of preferred stock that we have issued;

  •
  the liquidation preference payable on each share in the event of our voluntary or involuntary liquidation, dissolution or winding up;

  •
  the dividend rate, if any, which may be determined through a formula that we will describe in the prospectus supplement for that preferred stock;

  •
  the dividend payment dates;

  •
  the date or dates, if any, on which we can redeem the shares (and whether we have agreed to set aside any money for the redemption of the shares) and the date or dates, if any, on which a holder can ask us for repayment;

  •
  the redemption or repayment price, which may be determined through a formula that we will describe in the prospectus supplement for that preferred stock;

  •
  any voting rights;

  •
  whether the preferred stock has any preemptive rights, which means a first right to buy any new issuances of any of our securities;

  •
  the currency, if other than U.S. dollars, in which we will pay dividends or any redemption or repayment price;

  •
  whether the preferred stock is exchangeable or convertible into other securities (including securities of an issuer other than us or our affiliates);

  •
  the transfer agent and registrar for the preferred stock; and

  •
  any other terms.

    All of our preferred stock will be fully paid and non-assessable when issued, which means that the holders will have paid their purchase price in full and that we will not have the right to ask them to pay any more money. We will pay dividends on all shares of our preferred stock before we pay dividends on our common stock. In addition, if we are liquidated, we will be required to pay the liquidation preference on all of our shares of preferred stock before holders of our common stock would be entitled to any of our assets. Unless we state otherwise in a prospectus supplement, we will not be permitted to pay dividends or liquidation preference on any series of preferred stock in preference to payments on any other series of preferred stock that ranks equally with that series of preferred stock with respect to the payment of dividends or liquidation preference.

  Series A and Series B Fixed/Adjustable Rate Preferred Stock

  •
  We have issued 4,000,000 shares of Series A preferred stock and 3,500,000 shares of Series B preferred stock.

  •
  Liquidation Preference: Both series of preferred stock have liquidation preferences of $50 per share.

  •
  Preemptive Rights: None.

  •
  Conversion or Exchange Rights: None.

  •
  Fully Paid and Non-assessable: Our Series A and Series B preferred stock is fully paid and non-assessable.

  •
  Series A Dividend Rates:

  •
  Through November 30, 2001, we must pay dividends to the holders of our Series A preferred stock at the annual rate of 5.94% or $2.97 per share.

  •
  After November 30, 2001, the dividends that we will pay to holders of the Series A preferred stock will vary, as described in the terms of the Series A preferred stock. We will calculate the annual rate that we will pay by adding 0.50% to the highest of three different interest rates. One of these rates is the United States three-month treasury bill rate and the other two rates are based on the rates for ten year and thirty year United States treasury bonds. We define these rates as the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, and you can find a detailed description of each of these rates in the terms of the Series A preferred stock.

  •
  Unless the United States government amends the Internal Revenue Code as described below under "Changes in Dividends Received Percentage", we will never pay the holders of our Series A preferred stock an annual rate of less than 6.44% or greater than 12.44% after November 30, 2001.

  •
  Series B Dividend Rates:

  •
  Through January 15, 2003, we must pay dividends to the holders of our Series B preferred stock at the annual rate of 5.30% or $2.65 per share.

  •
  After January 15, 2003, we will calculate the annual rate that we will pay by adding 0.40% to the highest of the three different interest rates we described above for the Series A preferred stock.

  •
  Unless the United States government changes the Internal Revenue Code as described below under "Changes in Dividends Received Percentage", we will never pay the holders of our Series B preferred stock an annual rate of less than 5.70% or greater than 11.30% after January 15, 2003.

  •
  Changes in the Dividends Received Percentage:

  •
  The Internal Revenue Code provides that corporations are entitled to deduct from their net income 70% of the dividend payments that they receive. Therefore, corporations are taxed on only 30% of the dividends that they receive.

  •
  If the United States government changes the Internal Revenue Code to reduce the percentage of dividends received that a corporation can deduct below 70%, we will have to increase the dividend that we pay to holders of the Series A preferred stock based on a formula so that the holders of the Series A preferred stock receive the same effective dividend. If the United States government reduces the percentage of dividends received that a corporation can deduct below 50%, we can redeem all of the Series A preferred stock but not just a portion.

  •
  Voting Rights

  •
  Preferred shareholders do not have the right to vote, except where required by law and in the special cases listed below.

  •
  If we do not pay six quarterly dividends on either the Series A or Series B preferred stock, we will increase the number of our directors by two. The holders of our Series A or Series B preferred stock (together with any other series of preferred stock ranking equally with the Series A and Series B preferred stock and entitled to the same special voting rights) will have the right to elect two directors to fill the newly created directorships.

  •
  At least 66 2/3% of the outstanding shares of the Series A or Series B preferred stock must approve any amendment to our certificate of incorporation which will adversely affect the powers, preferences, privileges or rights of that series.

  •
  At least 66 2/3% of the outstanding shares of the Series A and Series B preferred stock (voting as a single class) must approve any issuance, authorization or increase in the authorized amount of any preferred stock, or obligation or security convertible into or evidencing the right to buy preferred stock, that ranks prior to the Series A and Series B preferred stock. We need to get the same approval to reclassify any of our authorized stock into shares which rank prior to the Series A and Series B preferred stock.

  •
  We do not need the approval of the holders of the Series A or Series B preferred stock to take any of the actions discussed above with respect to our any stock ranking equally or junior to our preferred stock.

  •
  Redemption

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  Prior to November 30, 2001, we may not redeem the Series A preferred stock unless the United States government reduces the percentage of dividends received that a corporation can deduct below 50%. If the United States government reduces the percentage of dividends received that a corporation can deduct below 50%, we may redeem all of the Series A preferred stock, but we may not redeem only a portion of the Series A preferred stock. The redemption price will vary between $51.50 and $50 per share, depending on the redemption date, plus accrued and unpaid dividends. On or after November 30, 2001, we may redeem any amount of Series A preferred stock by paying the holder of the shares $50 per share plus accrued and unpaid dividends.

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  Prior to January 15, 2003, we may not redeem the Series B preferred stock. On or after January 15, 2003, we may redeem any amount of Series B preferred stock by paying the holder of the shares $50 per share plus accrued and unpaid dividends.

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  In cases of merger or consolidation, we may offer to purchase the Series A or Series B preferred shares for $50 per share plus any unpaid and accrued dividends to the time set for redemption. However, we are not obligated to offer to purchase any preferred stock in the event of a merger or consolidation.

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  Listing

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  We listed the Series A preferred stock on the New York Stock Exchange under the symbol "DLJpfA".

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  We listed the Series B preferred stock on the New York Stock Exchange under the symbol "DLJpfB".

DESCRIPTION OF WARRANTS

General

    We may issue warrants, including warrants to purchase debt securities, warrants to purchase preferred stock as well as other types of warrants. Warrants may be issued independently or together with any debt securities or preferred stock and may be attached to or separate from such debt securities or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement.

Warrants to Purchase Debt Securities or Preferred Stock

    The applicable prospectus supplement will describe the following terms of the warrants to purchase debt securities in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the designation and terms of preferred stock or the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities or preferred stock purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities or preferred stock with which such warrants are issued and the number of such warrants issued with each such debt security or share of preferred stock;

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  if applicable, the date on and after which such warrants and the related debt securities or preferred stock will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Other Warrants

    We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

    We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will describe the following terms of any such warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) purchasable or saleable upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

ERISA

    The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to ERISA, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

    Section 406 of the ERISA and Section 4975 of the Internal Revenue Code prohibit certain transaction involving ERISA Plans or a plan, such as a Keogh plan or an individual retirement account that is not subject to ERISA but is subject to Section 4975 of the Code, which together with ERISA Plans, we refer to as the Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

    The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

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  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

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  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

    Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

    Under ERISA, the assets of an ERISA Plan may include assets held in the general account of an insurance company which has issued an insurance policy to that ERISA Plan or assets of an entity in which the ERISA Plan has invested. Thus, any insurance company proposing to invest assets of its general account in the securities should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust Company and Savings Bank and the enactment of Section 401(c) of ERISA. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by PTCE 95-60 and the regulations issued by the Department of Labor, 29 C.F.R. Section 2550.401c-1 (January 5, 2000).

    Please consult the applicable prospectus supplement for further information with respect to a particular offering.

PLAN OF DISTRIBUTION

    We may sell our securities through agents, underwriters, dealers or directly to purchasers.

    Agents who we designate may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

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  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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  We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

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  The underwriters will use our prospectus supplement to sell our securities.

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  We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

    If CSFB Corp. or our other broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc., or NASD, Conduct Rules.

    In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

    We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

    We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates, in the ordinary course of business.

    We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

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  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

    Any of our broker-dealer subsidiaries or affiliates, including CSFB Corp., may use this prospectus and our prospectus supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSFB Corp., at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including CSFB Corp., may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

    Joseph T. McLaughlin, Esq., our General Counsel, will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will pass upon certain legal matters for any agents or underwriters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton provides legal services to us and our subsidiaries and affiliates from time to time.

EXPERTS

    We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and financial statement schedule as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000. We have relied on the report of KPMG LLP, independent certified public accountants, also incorporated by reference into this prospectus and our registration statement, and upon their authority as experts in accounting and auditing.

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TABLE OF CONTENTS
DESCRIPTION OF NOTES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
FOREIGN CURRENCY RISKS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PROPOSED EUROPEAN UNION DIRECTIVE ON TAXATION OF CERTAIN INTEREST PAYMENTS
PLAN OF DISTRIBUTION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
Credit Suisse First Boston (USA), Inc. Eleven Madison Avenue New York, New York 10010 Attention: Corporate Secretary (212) 325-2000
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
CREDIT SUISSE FIRST BOSTON (USA), INC.
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
ERISA
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS